UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2025
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E Layton Avenue, 12th Floor,
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(720) 258-2130
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.
On May 8, 2025, ModivCare Inc. ("ModivCare" or the "Company") issued a press release announcing its financial results for the quarter ended March 31, 2025. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 5, 2025, the Company received a notification letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the Company’s market value of publicly held shares (“MVPHS”), which value calculation under applicable Nasdaq rule excludes shares held by beneficial owners of more than 10% of our total shares outstanding and shares held by our officers and directors, closed below the $15,000,000 MVPHS threshold required for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C).
The Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Select Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(D), the Company has a compliance period of 180 calendar days, or until November 1, 2025, to regain compliance with the MVPHS requirement. To regain compliance, the Company’s MVPHS must close at or above $15,000,000 for a minimum of ten consecutive business days prior to the expiration of the 180-day compliance period. In the event that the Company does not regain compliance with the MVPHS requirement prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel. Alternatively, the Company may apply to transfer its securities to The Nasdaq Capital Market, provided that the Company then meets the continued listing requirements on The Nasdaq Capital Market.
The Company intends to monitor its MVPHS and may, if appropriate, consider implementing available options to regain compliance with the MVPHS requirement. There can be no assurance that the Company will be able to regain compliance with the MVPHS requirement.
Cautionary Statement Regarding Forward Looking Statements
Certain statements contained in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. Statements about the Company’s intentions concerning its compliance with applicable listing standards of the Nasdaq are forward-looking statements. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K, and in its subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the Securities and Exchange Commission (the “SEC”) identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 8, 2025

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the iXBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModivCare Inc.
Date: May 8, 2025	By:	/s/ L. Heath Sampson
	Name:	L. Heath Sampson
	Title:	Chief Executive Officer